Exhibit 3.1 Entity # E0252752005-2 Document Number: 20050159149-56 Date Filed: 5/2/2005 10: 07: 00 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Important: Read attached instructions before completing form.					ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Lions Gate Lighting Corp.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Nevada Agency and Trust Company

Name
50 West Liberty Street, Suite 880 Reno, NEVADA 89501
Street Address City Zip Code

Optional Mailing Address City State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	100,000,000	Par value: $	0.001	Number of shares without par value:	Nil, See Schedule “A”

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4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Robert Aird Fraser

Name
4545 Strathcona Road North Vancouver B.C. V7G 1G7

Street Address City State Zip Code
2 . William John Grossholz
Name
5759 Westport Road West Vancouver B.C. V7W 2X7
Street Address City State Zip Code 3. Robert Stephen McIssac
Name
3475 Fromme Road North Vancouver B.C. V7K 2E4
Street Address City State Zip Code
5. Purpose: (optional–see instructions)	The purpose of this Corporation shall be:
to engage in any lawful act or activity under the general corporation law of Nevada

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Robert Aird Fraser	/s/ Robert Aird Fraser
Name Signature
4545 Strathcona Road North Vancouver B.C. V7G 1G7
Address City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
/s/ Amanda Cardinalli	April 29, 2005
Authorized Signature of R.A. or On Behalf of R.A. Company	Date

AMANDA CARDINALLI

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78 ARTICLES.2003

Revised on: 11/21/03

SCHEDULE “A”

List of Additional Directors

NAME	TITLE(S)
William John Grossholz	DIRECTOR
ADDRESS	CITY	ST	ZIP
5759 Westport Road	West Vancouver	B.C.	V7W 2X7

NAME	TITLE(S)
Robert Stephen McIsaac	DIRECTOR
ADDRESS	CITY	ST	ZIP
3475 Fromme Road	North Vancouver	B.C.	V7K 2E4

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Schedule “A”

ARTICLES OF INCORPORATION

OF

LIONS GATE LIGHTING CORP.

Article 3

SHARES

Section 1.01 Number and Classes. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of Common stock, par value $0.001 per share.

Section 1.02 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive designation specified in the resolution of the Board of Directors providing for the issuance of such Preferred Stock from time to time. Each series of Preferred Stock:

(a)	may have such number of shares;
(b)	may have such voting powers, full or limited;
(c)	may be subject to redemption upon such terms and conditions;
(d)

may be entitled to receive dividends (which may be cumulative or non-cumulative) payable in cash, property, rights or securities at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock;

(e)	may have such rights and preferences upon the dissolution or liquidation (whether voluntary or involuntary) of the Corporation;
(f)	may be made convertible into or exchangeable for other securities, or cash, or other property or rights at such price or prices or at such rates of exchange, and with such adjustments;
(g)	may be entitled to the benefit of a sinking fund to be applied to the redemption of shares of such series upon such terms and in such amount or amounts;
(h)	may be subject to such restrictions as to issuance or as to the powers, preferences or rights of any such other series; and
(i)	may have such other preferences and relative rights;

as in such instance is stated in the resolution of the Board of Directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding from time to time) by like action of the Board of Directors. Shares of any series of Preferred Stock, which have been redeemed (whether through the operation of a sinking fund or otherwise) by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class, will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

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